Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Form S-8 of our report dated March 30, 2010 relating to the consolidated financial statements of Converted Organics Inc., which is incorporated by reference in such Registration Statement.
/s/ CCR LLP
Glastonbury, Connecticut
July 30, 2010